UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

ADVANCED BIOENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Delaware	333-125335	20-2281511

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 N. 8th Street, Geneva, Nebraska 68361

(Address of principal executive offices)

(402) 759-3773

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Distiller’s Grain Marketing Agreement between Advanced BioEnergy, LLC and Commodity Specialist Company.

On May 31, 2006, we entered into a Distiller’s Grain Marketing Agreement (the “Agreement”) with Commodity Specialist Company (“CSC”), an unrelated party, for the sale of our Distiller’s Dried Grains with Solubles (“DDGS”). We have retained the right to independently market our Wet Distiller’s Grains and Modified Wet Distiller’s Grains and Solubles. Under the terms of the Agreement, we have agreed to sell to CSC the entire DDGS output from the ethanol production plant to be located near Fairmont, Nebraska (the “Plant”). We will receive a price equal to 99% of the actual sale price received by CSC from its customers, less customary freight costs and minus an amount equal to $0.90 per ton of DDGS removed from the Plant. The Agreement imposes quality standards on our DDGS. The term of the Agreement is one year commencing with the start-up of the Plant. After the one-year period, the Agreement will continue until terminated by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

Date: June 6, 2006	/s/ Revis L. Stephenson III
Revis L. Stephenson III (Chairman and Chief Executive Officer)